UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

CANDEV RESOURCE EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52499
(Commission File Number)

98-0515290
(IRS Employer Identification No.)

Suite 2200 - 1177 West Hastings Street, Vancouver, BC V6E 2K3
(Address of principal executive offices and Postal Code)

604-688-7526
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 1.02 of this Current Report on Form 8-K is also responsive to this item and is hereby incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

Candev Resource Exploration Inc. (“Candev”) and Carl von Einsiedel ("Einsiedel") have entered into a termination agreement dated December 3, 2008 (the “Termination Agreement”) and effective as of October 31, 2008. Pursuant to the terms of the Termination Agreement the parties agreed to terminate the property option agreement dated August 25, 2006, as amended on January 15, 2008 (the “Property Option Agreement”), whereby Candev acquired the right to earn a 100% interest in and to five mineral claims that make up the King Claims North and South located in the Iskut region, northwestern British Columbia from Einsiedel.

Both parties have released each other from any and all obligations and liabilities pursuant to the Property Option Agreement. Candev is currently seeking other business opportunities in the mining industry.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.02 of this Current Report on Form 8-K is also responsive to this item and is hereby incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Termination Agreement and Mutual Release

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDEV RESOURCE EXPLORATION, INC.

/s/ Mark McLeary
Mark McLeary
Director
December 3, 2008